EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Registration Statement of Simtek Corporation on Form S-8 of our report, dated January 28, 2004, appearing in the Annual Report on Form 10-KSB of Simtek Corporation for the year ended December 31, 2003, which is also incorporated by reference.




HEIN & ASSOCIATES LLP



Denver, Colorado
November 29, 2004